UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2012

Kforce Inc.

(Exact name of registrant as specified in its charter)

Florida	000-26058	59-3264661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 East Palm Avenue, Tampa, Florida 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 552-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 19, 2012, Kforce Inc. held its Annual Meeting of Shareholders. As of the record date of April 16, 2012, 36,844,195 shares of Kforce’s Common Stock were outstanding and entitled to vote. Of this amount, 35,215,505 shares, representing approximately 95.58% of the total number of shares outstanding and entitled to vote, were represented in person or by proxy constituting a quorum. Set forth below are the voting results from the proposals presented for a shareholder vote at such meeting.

The following table sets forth the votes cast with respect to each of these matters:

MATTER		FOR	WITHHOLD	BROKER NON-VOTES
(1)	Elect four Class III directors to hold office for a three-year term expiring in 2015
	W.R. Carey, Jr.	21,927,340	10,108,508	3,179,657
	David L. Dunkel	24,193,288	7,842,560	3,179,657
	Mark F. Furlong	22,306,057	9,729,791	3,179,657
	Patrick D. Moneymaker	20,171,371	11,864,477	3,179,657

		FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
(2)	Ratify the appointment of Deloitte & Touche LLP as Kforce’s independent registered public accountants for the fiscal year ending December 31, 2012	33,463,832	1,748,933	2,740	—

		FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
(3)	Approve Kforce’s executive compensation	12,543,149	18,968,507	524,192	3,179,657

		FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
(4)	Approve the Kforce Inc. Amended and Restated Performance Incentive Plan	27,889,505	4,132,623	13,720	3,179,657

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC.
(Registrant)

June 22, 2012	By:	/s/ JOSEPH J. LIBERATORE

Joseph J. Liberatore,
Executive Vice President, Chief Financial Officer (Principal Financial Officer)

KFORCE INC.
(Registrant)

June 22, 2012	By:	/s/ JEFFREY B. HACKMAN

Jeffrey B. Hackman,
Vice President, Chief Accounting Officer (Principal Accounting Officer)